UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 9, 2009
F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA

(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148
(Address of Principal Executive Offices)	(Zip Code)
(724) 981-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 8.01 Other Events
     On September 9, 2009, F.N.B. Corporation (the “Company”) repurchased all 100,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series C, $0.01 par value and a liquidation preference of $1,000 per share (the “Series C Preferred Shares”), that it issued and sold to the United States Department of the Treasury (the “U. S. Treasury”) on January 9, 2009, as part of the U.S. Treasury’s Troubled Asset Relief Program Capital Purchase Program. The Company paid the U.S. Treasury a repurchase price of $100,333,333.33 which equals the full $100,000,000 liquidation amount of the Series C Preferred Shares plus $333,333.33 with respect to accrued but unpaid dividends through the date of repurchase.
     A copy of the press release announcing the Company’s repurchase of the Series C Preferred Shares is furnished as Exhibit 99.1 hereto and incorporated by reference herein. In addition, the Company issued the Right Choice Fact Sheet concerning the repurchase transaction described above. A copy of the Right Choice Fact Sheet is furnished as Exhibit 99.2 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of F.N.B. Corporation, dated September 9, 2009.

99.2	Right Choice Fact Sheet, dated September 9, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (Registrant)
By:	/s/ Vincent J. Calabrese
	Name:	Vincent J. Calabrese
	Title:	Chief Financial Officer (Principal Financial Officer)

Dated: September 9, 2009